EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Haskel Kwestel (212) 850-5646

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2021 RESULTS

- Record Quarterly Revenues of $2.44 billion, 21.0% Increase Year-over-Year -
- Record Second Quarter Diluted EPS of $1.78 -
- Record Remaining Performance Obligations of $5.11 billion, 11.2% Increase Year-over-Year -
- Increases 2021 Revenue Guidance to approximately $9.5 billion from $9.2 billion - $9.4 billion -
- Increases 2021 Diluted EPS Guidance Range to $6.65 - $7.05 from $6.35 - $6.75 -

NORWALK, CONNECTICUT, July 29, 2021 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2021.

For the second quarter of 2021, net income was $97.4 million, or $1.78 per diluted share, compared to a net loss of $83.7 million, or $(1.52) per diluted share, for the second quarter of 2020. The net loss for the second quarter of 2020 included after-tax goodwill, identifiable intangible asset, and other long-lived asset impairment charges, related to our U.S. Industrial Services segment. Excluding these impairment charges, non-GAAP net income for the second quarter of 2020 was $79.2 million, or $1.44 per diluted share. Revenues for the second quarter of 2021 totaled $2.44 billion, up 21.0% from the second quarter of 2020.

Operating income for the second quarter of 2021 was $133.4 million, or 5.5% of revenues, compared to an operating loss of $122.6 million, or (6.1)% of revenues, for the second quarter of 2020. Excluding pre-tax impairment charges of $232.8 million in the prior year period, non-GAAP operating income for the second quarter of 2020 was $110.1 million, or 5.5% of revenues.

Selling, general and administrative expenses for the second quarter of 2021 totaled $242.9 million, or 10.0% of revenues, compared to $205.2 million, or 10.2% of revenues, for the second quarter of 2020.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

The Company's income tax rate for the second quarter of 2021 was 26.8% compared to an income tax rate of (32.5)% for the second quarter of 2020.

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EMCOR Reports Second Quarter Results	Page 2

Remaining performance obligations as of June 30, 2021 were $5.11 billion compared to $4.59 billion as of June 30, 2020. Total remaining performance obligations grew approximately $515.8 million year-over-year.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “The Company once again delivered exceptional performance, with record second quarter revenues, gross profit, operating income, net income, and diluted earnings per share, building upon an already strong start to the year. We achieved outstanding revenue growth of 21.0% year-over-year, 18.4% of which was organic, and our continued operational execution enabled us to deliver a healthy operating income margin of 5.5%. Despite the uncertain environment we have seen over the last year, our remaining performance obligations increased 11.2% year-over-year to a record $5.11 billion, demonstrating resilient demand for our services across our geographies and end markets.”

Mr. Guzzi added, “Our U.S. Construction segments continue to perform exceptionally well, generating combined year-over-year revenue and operating income growth in the quarter of 20.6% and 23.7%, respectively, driven by broad-based growth across our trade offerings, end market sectors, and geographic footprint. Our U.S. Building Services segment was also a highlight during the quarter, with double-digit year-over-year revenue and operating income growth of 30.4% and 13.9%, respectively, led by HVAC retrofits, particularly energy efficiency and IAQ projects, coupled with the strong performance of our commercial site-based business. Our U.S. Industrial Services segment continues to face a difficult operating environment. However, we expect performance to improve as customer inquiries and scheduling have increased as we move into 2022. Finally, we are pleased by the sustained strength in our U.K. Building Services segment, which delivered year-over-year revenue and operating income growth of 39.5% and 31.7%, respectively, during the quarter, driven by continued execution for our customers, and partially aided by favorable foreign exchange rate movement.”

Revenues for the first six months of 2021 totaled $4.74 billion, an increase of 9.9%, compared to $4.31 billion for the first six months of 2020. Net income for the first six months of 2021 was $182.1 million, or $3.32 per diluted share, compared to a net loss of $8.0 million, or $(0.14) per diluted share, for the first six months of 2020. Excluding the after-tax impact of the previously referenced impairment charges in the prior year, non-GAAP net income for the first six months of 2020 was $154.9 million, or $2.78 per diluted share.

Operating income for the first six months of 2021 was $250.4 million, representing an operating margin of 5.3%, compared to an operating loss of $16.6 million, representing an operating margin of (0.4)%, for the first six months of 2020. Excluding the prior year impairment charges, non-GAAP operating income for the first six months of 2020 was $216.1 million, representing a non-GAAP operating margin of 5.0%.

Selling, general and administrative expenses totaled $467.0 million, or 9.8% of revenues, for the first six months of 2021, compared to $432.2 million, or 10.0% of revenues, for the first six months of 2020.

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EMCOR Reports Second Quarter Results	Page 3

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Based on year-to-date performance and assuming a gradual improvement of current market conditions as the year progresses, EMCOR is raising its full-year 2021 revenue guidance to approximately $9.5 billion, an increase from the prior guidance range of $9.2 billion to $9.4 billion. The Company now also expects full-year 2021 diluted earnings per share in the range of $6.65 to $7.05, an increase from the prior guidance range of $6.35 to $6.75.

Mr. Guzzi concluded, “Our strong first half results, robust remaining performance obligations, and improved visibility are encouraging and, as a result, we are raising our full year 2021 guidance for revenue and diluted earnings per share. As always, we continue to focus on the elements of our business that we can control, protecting the health and safety of our employees, and adjusting our operations as necessary in a disciplined manner aligned with our customer commitments and opportunities. Moving forward, we will continue to execute on our balanced capital allocation strategy, utilizing our healthy balance sheet to invest in organic growth, pursue strategic acquisition opportunities, and maintain our commitment to returning capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 29, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Second Quarter Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of July 29, 2021 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth, and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance or events. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the COVID-19 pandemic on our revenue and operations, including employees, construction activity, and facilities utilization. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2020 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:
This release also includes certain financial measures, including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted EPS, that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues	$2,437,666	$2,014,021	$4,741,715	$4,313,853
Cost of sales	2,061,387	1,698,735	4,024,363	3,665,506
Gross profit	376,279	315,286	717,352	648,347
Selling, general and administrative expenses	242,921	205,174	466,990	432,171
Restructuring expenses	—	—	—	69
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	232,750	—	232,750
Operating income (loss)	133,358	(122,638)	250,362	(16,643)
Net periodic pension (cost) income	922	718	1,830	1,460
Interest expense, net	(1,316)	(2,110)	(2,679)	(4,598)
Income (loss) before income taxes	132,964	(124,030)	249,513	(19,781)
Income tax provision (benefit)	35,616	(40,341)	67,220	(11,757)
Net income (loss) including noncontrolling interests	97,348	(83,689)	182,293	(8,024)
Net (loss) income attributable to noncontrolling interests	(2)	—	169	—
Net income (loss) attributable to EMCOR Group, Inc.	$97,350	$(83,689)	$182,124	$(8,024)

Basic earnings (loss) per common share	$1.79	$(1.52)	$3.34	$(0.14)

Diluted earnings (loss) per common share	$1.78	$(1.52)	$3.32	$(0.14)

Weighted average shares of common stock outstanding:
Basic	54,301,466	54,937,038	54,594,208	55,467,799
Diluted	54,587,813	54,937,038	54,856,759	55,467,799

Dividends declared per common share	$0.13	$0.08	$0.26	$0.16

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$668,908	$902,867
Accounts receivable, net	2,102,735	1,922,096
Contract assets	203,353	171,956
Inventories	64,713	53,338
Prepaid expenses and other	73,645	70,679
Total current assets	3,113,354	3,120,936
Property, plant and equipment, net	155,565	158,427
Operating lease right-of-use assets	250,405	242,155
Goodwill	868,819	851,783
Identifiable intangible assets, net	587,247	582,893
Other assets	157,780	107,646
Total assets	$5,133,170	$5,063,840
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$16,589	$16,910
Accounts payable	635,803	671,886
Contract liabilities	769,959	722,252
Accrued payroll and benefits	421,767	450,955
Other accrued expenses and liabilities	243,270	247,597
Operating lease liabilities, current	55,722	53,632
Total current liabilities	2,143,110	2,163,232
Long-term debt and finance lease liabilities	259,653	259,619
Operating lease liabilities, long-term	211,483	205,362
Other long-term obligations	427,747	382,383
Total liabilities	3,041,993	3,010,596
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,090,475	2,052,668
Noncontrolling interests	702	576
Total equity	2,091,177	2,053,244
Total liabilities and equity	$5,133,170	$5,063,840

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2021 and 2020
(In thousands) (Unaudited)

	2021	2020
Cash flows - operating activities:
Net income (loss) including noncontrolling interests	$182,293	$(8,024)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	24,110	23,220
Amortization of identifiable intangible assets	30,996	29,404
Provision for credit losses	5,536	4,957
Deferred income taxes	(1,355)	(19,942)
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	—	232,750
Non-cash share-based compensation expense	5,850	5,960
Other reconciling items	(397)	868
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(254,005)	7,550
Net cash (used in) provided by operating activities	(6,972)	276,743
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(55,846)	(3,194)
Proceeds from sale or disposal of property, plant and equipment	1,445	824
Purchases of property, plant and equipment	(16,734)	(25,951)
Distributions from unconsolidated entities	196	—
Net cash used in investing activities	(70,939)	(28,321)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	200,000
Repayments of revolving credit facility	—	(250,000)
Proceeds from long-term debt	—	300,000
Repayments of long-term debt and debt issuance costs	—	(257,549)
Repayments of finance lease liabilities	(2,228)	(2,354)
Dividends paid to stockholders	(14,236)	(8,888)
Repurchases of common stock	(138,030)	(99,048)
Taxes paid related to net share settlements of equity awards	(3,771)	(2,550)
Issuances of common stock under employee stock purchase plan	3,561	3,228
Payments for contingent consideration arrangements	(2,338)	(4,070)
Distributions to noncontrolling interests	(43)	(70)
Net cash used in financing activities	(157,085)	(121,301)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,222	(4,701)
(Decrease) increase in cash, cash equivalents, and restricted cash	(233,774)	122,420
Cash, cash equivalents, and restricted cash at beginning of year (1)	903,562	359,920
Cash, cash equivalents, and restricted cash at end of period (2)	$669,788	$482,340
_________
(1)Includes $0.7 million and $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively.
(2)Includes $0.9 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of June 30, 2021 and 2020.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$489,487	$410,388
United States mechanical construction and facilities services	958,686	790,441
United States building services	624,456	478,982
United States industrial services	235,163	241,093
Total United States operations	2,307,792	1,920,904
United Kingdom building services	129,874	93,117
Total operations	$2,437,666	$2,014,021

	For the six months ended June 30,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$945,655	$872,191
United States mechanical construction and facilities services	1,862,611	1,624,553
United States building services	1,206,295	1,006,593
United States industrial services	470,545	605,022
Total United States operations	4,485,106	4,108,359
United Kingdom building services	256,609	205,494
Total operations	$4,741,715	$4,313,853

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$42,705	$31,626
United States mechanical construction and facilities services	79,259	66,937
United States building services	30,310	26,615
United States industrial services	(208)	3,282
Total United States operations	152,066	128,460
United Kingdom building services	7,047	5,351
Corporate administration	(25,755)	(23,699)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(232,750)
Total operations	133,358	(122,638)
Other items:
Net periodic pension (cost) income	922	718
Interest expense, net	(1,316)	(2,110)
Income (loss) before income taxes	$132,964	$(124,030)

	For the six months ended June 30,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$82,969	$71,938
United States mechanical construction and facilities services	144,209	112,108
United States building services	59,644	47,876
United States industrial services	(2,651)	18,707
Total United States operations	284,171	250,629
United Kingdom building services	16,458	11,115
Corporate administration	(50,267)	(45,568)
Restructuring expenses	—	(69)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(232,750)
Total operations	250,362	(16,643)
Other items:
Net periodic pension (cost) income	1,830	1,460
Interest expense, net	(2,679)	(4,598)
Income (loss) before income taxes	$249,513	$(19,781)

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING MARGIN
(In thousands) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and six months ended June 30, 2020. The following tables provide a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
GAAP operating income (loss)	$133,358	$(122,638)	$250,362	$(16,643)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	232,750	—	232,750
Non-GAAP operating income	$133,358	$110,112	$250,362	$216,107

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
GAAP operating margin	5.5%	(6.1)%	5.3%	(0.4)%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—%	11.6%	—%	5.4%
Non-GAAP operating margin	5.5%	5.5%	5.3%	5.0%

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and six months ended June 30, 2020. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$97,350	$(83,689)	$182,124	$(8,024)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	232,750	—	232,750
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(69,865)	—	(69,865)
Non-GAAP net income	$97,350	$79,196	$182,124	$154,861

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP DILUTED EARNINGS PER SHARE
(In thousands) (Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and six months ended June 30, 2020. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
GAAP diluted earnings (loss) per common share	$1.78	$(1.52)	$3.32	$(0.14)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	4.22	—	4.18
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(1.27)	—	(1.25)
Non-GAAP diluted earnings per common share	$1.78	$1.44	$3.32	$2.78

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